                                   COVER PAGE
                         LEASE FOR 2630 CORPORATE PLACE
                            MONTEREY PARK, CALIFORNIA


PARTIES:
LESSOR:  Corporate Realty Income Fund I, L.P.            LESSEE:  LightCross, Inc.

State of Organization:  Delaware                         State of Incorporation: California
Address for Notices:                                     Address for Notices:
         475 Fifth Avenue, 21st Floor                             2630 Corporate Place
         New York, NY 10017                                       Monterey Park, CA  91754
         Attention:  Robert F. Gossett, Jr.                       Attention: Lee Cheng, Vice President
                                                                     Administration and Legal Affairs


TERM:
         Primary Term:                                   Approximately 122 months
         Commencement Date                               November 17, 2000
         Rent Commencement Date:                         The later of January 1, 2001 or the date the Premises are
                                                         Substantially Complete.
         Expiration Date:                                The last day of the 120th full month following the month
                                                         in which the Rent Commencement Date occurs.
         Renewal Option
         Renewal Term:                                   Two 5-year Renewal Terms.
         Renewal Term Commencement Date:                 The day immediately following the last day of the Primary
                                                         Term or the first Renewal Term, as applicable.
         Date must be exercised in writing:              Six months prior to the related Renewal Term Commencement
                                                         Date.

BUILDING AND LEASED SPACE:

         Address of Building:                            2630 Corporate Place
         City, State:                                    Monterey Park, California  91754
         Leased Space:                                   Approximately 22,250 rentable square feet, as more
                                                         particularly described on Exhibit A-1 hereto.

LAND PARCEL:

Approximately 90,000 square feet, as more particularly described in Exhibit A-2 hereto.

FIXED RENT:

Primary Term
         Net Fixed Rent per month during the first       $36,159.56 per month
         year:
         Annual Net Fixed Rent                           Year 1:           $433,915.00
                                                         Year 2:           $433,915.00
                                                         Year 3:           $446,197.00
                                                         Year 4:           $446,197.00
                                                         Year 5:           $458,970.28
                                                         Year 6:           $458,970.28
                                                         Year 7:           $472,254.49
                                                         Year 8:           $472,254.49
                                                         Year 9:           $486,070.07
                                                         Year 10:          $486,070.07

         Total Net Fixed Rent during Primary Term:                       $4,594,813.68

Renewal Term

         Net Fixed Rent:                                 100% of the then prevailing Fair Market Rental (as
                                                         defined in Section 23), subject to Section 3(b) hereof.

USE OF PREMISES:                                         General office, optical networking design, development
                                                         and prototyping, clean room use and any other legally
                                                         permitted uses related thereto.

                                TABLE OF CONTENTS

                                                                            Page

1.       DEMISED PREMISES....................................................1

2.       TERM, POSSESSION....................................................3

3.       RENT................................................................4

4.       SYSTEMS AND SERVICES................................................5

5.       USE OF PREMISES; NET LEASE..........................................5

6.       MAINTENANCE AND REPAIRS.............................................6

7.       ALTERATIONS AND IMPROVEMENTS BY LESSEE..............................7

8.       SIGNS...............................................................8

9.       PARKING.............................................................8

10.      ASSIGNMENT AND SUBLETTING...........................................8

11.      GENERAL INDEMNIFICATION; INSURANCE.................................10

12.      SUBORDINATION......................................................12

13.      DAMAGE OR DESTRUCTION..............................................12

14.      CONDEMNATION.......................................................14

15.      ACCESS.............................................................14

16.      DEFAULT BY LESSEE..................................................15

17.      DEFAULT BY LESSOR..................................................17

18.      HOLDING OVER.......................................................17

19.      SURRENDER..........................................................17

20.      NOTICES............................................................17

21.      FINANCIAL INFORMATION..............................................18

22.      QUIET ENJOYMENT....................................................18

23.      RIGHT TO EXTEND....................................................18

24.      TAXES..............................................................19

25.      BROKERAGE..........................................................20

26.      LIMITATION OF LIABILITY............................................20

27.      SECURITY DEPOSIT...................................................21

28.      ENVIRONMENTAL MATTERS..............................................22

29.      RECORDING..........................................................23

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

30.      LESSOR'S RIGHT TO CURE.............................................23

31.      ESTOPPEL CERTIFICATES..............................................24

32.      INTENTIONALLY OMITTED..............................................24

33.      RIGHT OF FIRST OFFER...............................................24

34.      MISCELLANEOUS......................................................24


Exhibit A-1      Leased Space
Exhibit A-2      Land Parcel
Exhibit B        Form of Commencement Letter
Exhibit C        Rules and Regulations
Exhibit D        Form of Estoppel Certificate
Exhibit E        Form of Subordination, Non-Disturbance and Attornment Agreement

                                      LEASE

                                       for

                              2630 CORPORATE PLACE
                            MONTEREY PARK, CALIFORNIA


THIS LEASE, made and entered into as of the 17th day of November, 2000 (together with all amendments and supplements thereto, this "Lease") by and between Corporate Realty Income Fund I, L.P., a limited partnership organized and existing under the laws of the State of Delaware and having its principal office and place of business at 475 Fifth Avenue, 21st Floor, New York, NY 10017, Attn:
Robert F. Gossett, Jr., as lessor (together with its successors and assigns, hereinafter called "Lessor"), and LightCross, Inc., a California corporation, having its principal office and place of business at the address set forth on the cover page hereto, as lessee (together with its successors and permitted assigns, hereinafter called "Lessee").

                                   WITNESSETH:


        Lessor desires to lease to Lessee and Lessee desires to lease from Lessor, the Premises, as defined below. In consideration therefor and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

        1.    DEMISED PREMISES:

        (a) Premises. Lessor does hereby lease and demise to Lessee, and Lessee does hereby lease, hire and take from Lessor (i) 22,250 square feet of net rentable space (the "Space") as shown on the plans and specifications attached hereto as Exhibit A-1 and hereby made a part hereof, (ii) the building known as 2630 Corporate Place, Monterey Park, CA (the "Building") and (iii) the land parcel on which the Building is situated, as more particularly described on Exhibit A-2 hereto (the "Land Parcel" and, together with the Space and the Building, herein collectively called the "Premises") in the City of Monterey Park, County of Los Angeles, and State of California; provided, however, that the Premises shall be demised hereunder and subject to the terms and conditions of this Lease on the Commencement Date, as defined below.

        (b) Condition of Premises. Lessor represents and warrants that Lessor is the fee owner of the Land Parcel and the Building and has full right and authority to lease the Premises and to otherwise enter into this Lease on the terms and conditions set out herein. Lessor shall deliver the Premises to Lessee in compliance with all applicable laws, codes and regulations (including, without limitation, Americans With Disabilities Act and codes regarding risks of seismic activity, fire and life safety), and shall be responsible for any costs and expenses incurred to satisfy the foregoing. Lessor warrants that the heating, ventilating and air conditioning system for the Premises (the "HVAC System") is in good working order and operating condition as of the Commencement Date. Lessee represents and covenants that it shall (i) obtain and keep in full force and effect all licenses, permits and approvals as are necessary to commence and perform the Clean Room Work (as defined in the letter related to improvements relating solely to the Clean Room entered into by the Lessor and the Lessee, dated and delivered on the date hereof

(the "Lessee Clean Room Letter")) in compliance with applicable law, at its sole cost and expense, and shall be responsible for the cost and expense (as defined in the letter related to tenant improvements other than the Clean Room entered into by Lessor and Lessee, dated and delivered on the date hereof (the "Lessor Improvement Letter") as part of the Tenant Improvement Allowance, of Lessor obtaining such licenses, permits and approvals as are necessary to perform Lessor's Work and (ii) in addition thereto, obtain and keep in full force and effect for the term of this Lease, at its sole cost and expense, all other licenses, permits and approvals necessary to perform the intended use of the Premises hereunder. Lessor represents that the electrical power to the Building is 1200 amperes and Lessee certifies that it has satisfied itself that the Premises has sufficient electrical service and/or power for Lessee's intended use thereof. Lessee shall be solely responsible for the costs and expenses to obtain any electrical service and/or power at the Premises in addition to the amperes referenced above and Lessee shall comply with the terms of this Lease and all applicable law in obtaining such additional electrical service and/or power. Lessor may, at the request and expense of Lessee, assist Lessee in obtaining such service and/or power with any governmental authorities and/or other power and electric companies. In reliance upon on its review of the Level I Environmental Site Assessment Report, dated September 22, 2000 by National Assessment Corporation, Lessor represents and warrants that the Building does not contain any Hazardous Substances (as defined in Section 28) in violation of any Environmental Law. Lessee has reviewed a copy of such Environmental Assessment Report, a copy of which was previously furnished to it. Lessor represents that it has received all necessary approvals (and provided copies to Lessee) from the City of Monterey Park and any other applicable governmental agencies with respect to Lessee's proposed uses of the Premises.

        (c) Commencement Dates. The "Commencement Date" of this Lease shall be November 17, 2000 and the "Rent Commencement Date" shall be the later of February 1, 2001 or the date the Premises are Substantially Complete or the date Lessee has accepted possession of the Premises hereunder for occupancy. Promptly following the Rent Commencement Date, Lessor and Lessee shall execute a letter acknowledging that Lessee has accepted possession, and reciting the exact Rent Commencement Date and Expiration Date of the Lease, as defined in Section 2 below, a form of which is set forth on Exhibit B hereto. The failure by either party, or both parties, to execute such letter shall not affect the rights or obligations of either party hereunder. Such letter, when so executed and delivered, shall be deemed to be a part of this Lease. The Premises shall be deemed to be "Substantially Complete" when Lessor's architect certifies in writing to Lessee that (i) except for immaterial punch list items, minor or insubstantial construction, mechanical adjustment or decoration, the non-completion of which will not materially interfere with Lessee's normal use of the Premises (other than the use of the Clean Room, as such space is designated on Exhibit A hereto (the "Clean Room")), Lessor has completed Lessor's Work, such work to be performed pursuant to the Lessor Improvement Letter, (ii) all services and utilities serving the Premises are in full operation, (iii) the parking lot located on the Land Parcel is accessible and functioning, (iv) an unconditional certificate of occupancy (or its equivalent if a certificate of occupancy is not otherwise available) issued by the appropriate governmental authority has been issued with respect to the Premises (other than with respect to the Clean Room) to the reasonable satisfaction of Lessee, and (v) Lessee and its visitors shall have full access to the Premises (other than with respect to the Clean Room) and the right to use the parking lot located on the Land Parcel. Other than for Lessor's Work and the delivery of the Premises consistent with the representations set forth in
Section 1(b), Lessor shall have no obligation for the completion of the Premises. The Rent Commencement Date shall not be extended or delayed for any reason due to Lessee's election hereunder to undertake the Lessee's Clean Room Work and the Premises shall be Substantially Complete if the conditions therefor set forth in this Section 1(c) are satisfied but for such election and the status of Lessee's Clean Room Work. In the event Lessor is unable to deliver possession of the Premises to Lessee Substantially Complete, or the Premises is otherwise not accepted by Lessee for occupancy hereunder, on or before April 5, 2001 for any reason (but subject to delay due to force majeure (e.g., labor strikes, earthquakes, acts of God, etc.) so long as Lessor has been attempting to complete Lessor's Work with reasonable diligence and in good faith), then Lessee may at its option reduce the Fixed Rent (as discussed below) by delivering to Lessor written notice of its intention to do so within 10 days, whereupon, unless such possession (or acceptance) is delivered during such 10 day period, the Lessee shall be entitled to Fixed Rent holiday equal to $1,205.32 for each day thereafter that the Premises are not Substantially Complete or the Premises is otherwise not accepted by Lessee for occupancy hereunder. The aggregate amount of such Fixed Rent holiday shall be offset against Lessee's obligation to pay Fixed Rent for each day immediately following the Rent Commencement Date until the aggregate holiday has been offset.

        Subject to the Rules and Regulations set forth in Exhibit C hereto and except as set forth in Sections 9, 13 and 14 hereof, the common and parking areas in the Premises shall be at all times available for use by Lessee during the full term of this Lease. Lessor reserves the reasonable right to change the entrances, exits, traffic lanes and the boundaries and parking location areas provided such changes do not materially alter Lessee's parking rights under this Lease.

        2.    TERM, POSSESSION:


        Term, Possession. The primary term of this Lease shall be for a period of approximately one hundred and twenty two (122) months (the "Primary Term") commencing on the Commencement Date and ending (a) on the last day of the 120th month following the month in which the Rent Commencement Date occurs if such date shall occur on the first day of a month, or (b) on the last day of the 121st month following the month in which the Rent Commencement Date occurs if such date shall occur on a day other than the first day of a month (the "Expiration Date"), unless sooner terminated as hereinafter provided. Subject to Lessee's exercise of the respective Renewal Options as set forth in Section 23 hereof, the term of this Lease shall be extended for two periods of five (5) years (each, a "Renewal Term" and, together with the Primary Term herein collectively referred to as the "Term" or "term"), commencing on the first day immediately following the expiration of the Primary Term, with regard to the initial Renewal Term, and the first day immediately following the expiration of the initial Renewal Term, with regard to the second Renewal Term, in each case unless sooner terminated as provided herein. Lessor shall deliver possession of the Premises to Lessee on the Rent Commencement Date, free and clear of all liens, broom clean and in good order and condition and with the Lessee Improvements, as defined in, and made in accordance with, the Lessor Improvement Letter.

3.       RENT:

        (a) Fixed Rent. Lessee agrees to pay to Lessor the annual net rental for the Premises from the Rent Commencement Date and thereafter during the Primary Term in amounts equal to the Annual Net Fixed Rent set forth on the Cover Page of this Lease for the related year of the Primary Term (where each such lease year is a full twelve-month period commencing on the first day of the month in which Fixed Rent is payable hereunder), which Lessee agrees to pay to Lessor in equal monthly installments, each in advance, on the first day of each and every calendar month during the Primary Term of this Lease provided, however, that in the event that the Rent Commencement Date shall occur on a date other than the first day of a month, Lessee agrees to pay Fixed Rent in advance on a per diem basis from the Rent Commencement Date to the end of such month in an amount equal to $1,205.32/day provided, further, however that such obligation to pay Fixed Rent may be offset by any Fixed Rent holiday to which the Lessee is entitled pursuant to Section 1(c) hereof. Subject to Section 3(b) hereof, upon the exercise of the initial or subsequent Renewal Options and determination of the respective Fair Market Rentals for the Premises for the applicable Renewal Term pursuant to Section 23 hereof, Lessee agrees to pay to Lessor 100% of such Fair Market Rental, which shall be on a net basis, for the related Renewal Term in equal monthly installments in advance on the first day of each and every calendar month during such Renewal Term of this Lease. The first full month of Fixed Rent shall be paid by Lessee simultaneously with the execution and delivery hereof by Lessee. The foregoing installments of net rent set forth on the Cover Page of this Lease under the header, Fixed Rent, are herein collectively referred to as "Fixed Rent". All rent due or to become due hereunder shall be paid to Lessor at its address first above written, unless Lessor shall designate some other payee or address for the payment thereof by giving written notice to that effect to Lessee.

        (b) Fixed Rent Adjustment During Renewal Term. The Fixed Rent payable for any Renewal Term, as established in accordance with Sections 3(a) and 23 hereof, shall be increased as of the first day of the month immediately following the second and fourth anniversary of the commencement date of such applicable Renewal Term by an amount equal to four percent (4%) per annum of the Fixed Rent then existing during the Renewal Term.

        (c) Additional Rent In addition to paying Fixed Rent, Lessee shall be responsible for and payment to Lessor of the payment and cost obligations set forth in Sections 3(d), 11(b)(v), 16(a), 24(a), and 30 hereof (such payment obligations (other than Fixed Rent) are herein called "Additional Rent"). Additional Rent together with Fixed Rent is herein collectively called "Rent".

        In addition to paying such Additional Rent and consistent with Section 5(b) hereof, Lessee shall be responsible for and pay all costs and expenses associated with its use, operation, occupancy, maintenance (including the maintenance of the parking lot on the Land Parcel) and repair of the Premises or any portion thereof, including, without limitation, payment of insurance, real estate taxes, development and/or association fees in accordance with the terms hereof, except for such costs and expenses which are payable by Lessor pursuant to Sections 1(b), 4(a), 6(b), 13(b) and 14 hereof. Neither the Additional Rent payable by Lessee to Lessor nor the foregoing costs and expenses payable by Lessee are intended to include the following (it being the intention of the parties that this statement is not to be interpreted as contravening the net lease nature of this lease, as set forth in Section 5(b) hereof, but solely as a clarification of costs and expenses for which Lessee shall not be responsible): (i) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument of Lessor encumbering the Premises or any portion thereof; (ii) any management fees payable to Lessor; or (iii) legal fees of counsel to Lessor or brokerage commissions incurred in connection with the leasing of the Building.

        (d) Late Charge. If any installment of Fixed Rent, Additional Rent or any sum due from Lessee shall not be received by Lessor within ten (10) days after said amount is due, Lessee shall pay to Lessor on demand a late charge of three percent (3%) of such overdue amount. Lessee hereby acknowledges that late payment by Lessee to Lessor of Fixed Rent, Additional Rent or other sums due hereunder will cause Lessor to incur costs which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, attorneys' fees, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed encumbering the Premises. Lessee shall pay on demand twenty-five dollars ($25.00) for any check returned for insufficient funds. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Fixed Rent) or within fifteen
(15) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the sixteenth (16) day after it was due as to non-scheduled payments to the date so paid. The interest charged shall be equal to the prime rate reported in The Wall Street Journal as published on the date prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. All such charges shall also be Rent hereunder.

        4.    SYSTEMS AND SERVICES:

        (a) Systems. Lessee will be responsible for all maintenance or repair of the HVAC System. Lessee shall maintain during the term of this Lease a service contract for the maintenance of the HVAC System, reasonably acceptable to Lessor. Notwithstanding the foregoing, Lessee shall not be responsible for replacement, or the cost of replacement, of the following components due to wear and tear during the term of this Lease: (i) replacement of the HVAC System as a result of wear and tear, corrosion and/or rust or other permanent structural failure where the cost to repair such unit would be in excess of forty percent (40%) of the cost of a new unit; (ii) replacement of compressors, electrical motors or coils due to wear and tear which may be accomplished by acquiring new replacement units or by rebuilding existing units; and (iii) replacement of the heat exchanger due to wear and tear which may be accomplished by acquiring a new replacement unit or by rebuilding the existing unit.

        (b) Payment for Services. Lessee will pay, directly to the applicable utility supplier, all costs for water, gas and all utilities attributable to the Premises and provide, at its own expense, janitorial and trash removal services of Lessee's choice for the Premises after the commencement of this Lease and during the term of this Lease.

        5.    USE OF PREMISES; NET LEASE:

        (a) Use of Premises. The Premises shall be used only for the purpose of offices, optical networking design, development and prototyping, clean room use, in each case in compliance with all applicable laws, development agreements and/or restrictive covenants and any other legally permitted uses related thereto which are not hazardous and which will not be or become a nuisance. Lessee shall not do anything not contemplated by this Section 5 which will cause a cancellation of such insurance. Lessee shall not (i) use the Premises for any improper, immoral, unlawful or objectionable purpose; (ii) permit any nuisance about the Premises; nor (iii) place, permit or suffer to occur any lien or encumbrance on any portion of the Premises or this Lease.

        (b) Net Lease. This Lease is a "net lease" and Lessee shall pay all Fixed Rent and Additional Rent without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever, including, without limitation (1) any right Lessee may have against Lessor, any contractor or any other person for any reason (whether in connection with this transaction or any other transaction), (2) any breach, default or misrepresentation by Lessor or any other person under this Lease, or (3) any invalidity or unenforceability of any part of this Lease or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease. Except as expressly set forth in Sections 1(b), 4(a), 6(b), 13(b) and 14 hereof and, subject to the final sentence of Section 3(c) hereof, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use, operation, occupancy, management, maintenance (including the maintenance of the parking lot on the Land Parcel) and repair thereof, including, without limitation, the payment of insurance, real estate taxes, development and/or association fees, with respect thereto by Lessee or anyone claiming by, through or under Lessee as lessee hereunder which may arise or become due during or with respect to the period constituting the term hereof shall be paid by Lessee, and Lessee shall indemnify the Indemnified Parties, as defined in Section 11 hereof, against any of the foregoing as provided in
Section 11. Subject to the terms hereof, Lessee assumes the sole responsibility for the condition, use, operation, occupancy, management, maintenance (including the maintenance of the parking lot on the Land Parcel) and repair of, including, without limitation, the payment of insurance, real estate taxes, development and/or association fees with respect to, the Premises and Lessee shall indemnify the Indemnified Parties with respect to the foregoing as provided in Section 11. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises (except as otherwise expressly provided herein), or to any abatement (except as otherwise expressly set forth in Section 13(b) hereof) or deferment of any Fixed Rent, Additional Rent or other sum payable by Lessee hereunder. Lessee further waives all rights against Lessor and any assignee of Lessor for damage, loss or expense suffered by Lessee on account of any cause referred to in this Section 5, except to the extent caused by the gross negligence or willful misconduct of Lessor or Lessor's agents, employees, contractors, prospective purchasers or invitees.

        6.    MAINTENANCE AND REPAIRS:

        (a) Lessee Repairs. Lessee shall, at Lessee's sole cost and expense, keep the Premises and every part thereof including, without limitation, the HVAC System in as good condition and repair, ordinary wear and tear excepted, as at the completion date of Lessee Improvements and the Lessee Clean Room Work, subject to any alterations or improvements to the Premises under Section 7 hereto. In accordance with Section 7, Lessee shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Lessor in as good condition, broom clean, ordinary wear and tear excepted, as at the completion date of Lessee Improvements and the Lessee Clean Room Work. Except to the extent set forth in Sections 6(b), 13(b) and 14 hereof, Lessee shall not be obligated to make structural repairs or repairs necessitated by fire or other casualty or condemnation. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part thereof caused by the negligence or willful misconduct of Lessee, its employees, agents, subtenants, assignees or invitees shall be repaired promptly by Lessee at its sole cost and expense, to the same condition before such event, to the satisfaction of Lessor acting reasonably.

        (b) Lessor Maintenance and Repairs. Lessor shall maintain at its sole cost and expense (a) all structural aspects and portions of the Building, including the exterior walls, load bearing walls, columns, foundations, floor slab and subflooring, roof structure and membrane thereon, and (b) the replacement obligations of the HVAC System as provided in Section 4(a) above, unless the need for such maintenance and/or repairs are (i) caused by the act or omission of any duty of Lessee, its agents, servants, employees, invitees, subtenants or assignees, or (ii) necessitated by fire or other casualty to the Premises in which case such repairs shall be made by Lessee in accordance with
Section 6(a) or Section 13, respectively. Except as set forth in Section 13, there shall be no abatement of Rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements except to the extent due to the gross negligence or willful misconduct of Lessor or Lessor's agents, employees, contractors, prospective purchasers or invitees.

        7.    ALTERATIONS AND IMPROVEMENTS BY LESSEE:

        In addition to Lessee's rights set forth in the Lessee Clean Room Letter, Lessee shall have the right, at its own expense, to make such non-structural alterations and changes in and to the Premises as it shall deem expedient or necessary for its purposes without the consent of Lessor as provided herein. Lessee may make structural alterations and changes in, on, to or about the Premises reasonably necessary for its purpose only if it has first obtained the prior consent thereto of Lessor in writing, Lessor agreeing that it shall not withhold such consent unreasonably. All such work shall be done in good and workmanlike manner, and in accordance with all applicable laws, regulations, codes, development agreements and/or restrictive covenants. Lessor shall execute and deliver upon request of Lessee such instrument or instruments embodying the approval of Lessor which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations or changes in, to or upon said Premises, Lessee agreeing to pay for such license or permit and any reasonable costs and expenses of Lessor. Lessee shall keep the Premises free from any liens arising by, through or under Lessee or in connection with such alterations or changes and shall keep posted on the Premises, and shall personally serve upon contractors and subcontractors, a notice stating that Lessor's interest and any mortgagee's interest in the Premises shall not be subject to any lien for any work done by Lessee or anyone claiming by, through or under Lessee as lessee hereunder during or with respect to the period constituting the Term hereof. Any such work including wall covering and built-in kitchen cabinet work, but excepting movable office furniture, partitions, paneling and trade fixtures, shall at once become a part of the realty and belong to Lessor and shall be surrendered with the Premises unless otherwise removed in accordance with the following sentence. Prior to the expiration or early termination of this Lease, Lessee shall be responsible at its sole cost and expense to remove any alteration and/or improvements made by it in, on, to, or about the Premises including, without limitation, all of Lessee's Clean Room Work. Any damage to the Premises as a result of such alterations or improvements shall be promptly repaired by Lessee at its sole cost and expense. In the event that Lessee, at the expiration or earlier termination of this Lease, shall fail to comply with the provisions of this Section 7, then Lessor may remove any alteration and/or improvements done by the Lessee without notice or demand to the Lessee and Lessee shall pay to Lessor, upon written demand, the reasonable costs and expenses incurred by Lessor to remove such alterations and improvements including, without limitation, any costs incurred by Lessor to repair any damage to the Premises caused by such removal.

        8.    SIGNS:

        Lessee will not place any signs on the Premises or have any rights to monument signage except as expressly set forth below. At Lessee's sole cost and expense, Lessee shall have the right to install and affix signage on two sides of the Building top and on any monument that may be erected on the Land Parcel subject to Lessee obtaining the prior approval of all applicable governmental authorities, development associations and of Lessor, which consent of Lessor shall not be unreasonably withheld. Lessor may assist Lessee in obtaining the approvals from such governmental authorities and/or development associations. Lessor shall be entitled to seek reimbursement from Lessee for Lessor's reasonable costs and expenses in providing such assistance. Such right to install and affix signage may be transferred or assigned by Lessee to any permitted sublessee or assignee hereof which right shall continue to be subject to the same terms and conditions hereto. Lessee shall have the right, at its cost and expense, to include its name and key employees on any directory board which may be installed inside the Building. In the event a sign or signs are placed upon the Premises or a monument is installed, Lessee will comply with all applicable laws, ordinances, development agreements or restrictive covenants, in addition to the Rules and Regulations set forth on Exhibit C, will remove all such signs upon termination of this Lease and upon removal will then restore Premises to their original condition.

        9.    PARKING:

        As further consideration for the Rent to be paid by Lessee hereunder, Lessor hereby grants to Lessee, the right to use the parking spaces in the parking lot located on the Land Parcel and adjacent to the Building. In the event that Lessee desires more parking spaces, Lessee shall have the sole responsibility and cost to secure such spaces. Lessee, in securing such spaces shall act in accordance with the terms of this Lease, applicable development agreements and/or restrictive covenants and with all applicable laws. Lessor may assist Lessee in obtaining any approvals and/or permits in connection with such additional parking and Lessor shall be entitled to seek reimbursement from Lessee for its reasonable costs and expenses in providing such assistance.

        10.   ASSIGNMENT AND SUBLETTING:

        (a) Lessee shall not assign, encumber or sublease its interest under this Lease without the prior written consent of Lessor, except that Lessee may
(i) assign 100% of its interest under this Lease, or (ii) sublease the Premises, in whole or in part, without the prior written consent of

Lessor so long as such assignment or sublease is made to or with an affiliate or subsidiary of Lessee, or any entity which is either wholly or partially owned or controlled by the shareholders of Lessee (each a "Lessee Affiliate"). A merger or consolidation by Lessee with or into a third party shall constitute an assignment of this Lease but shall not be subject to Section 10(b) hereof. Any assignment or sublease hereof shall satisfy the conditions set forth in this
Section 10. No such assignment or subletting shall affect or reduce any obligations of Lessee or rights of Lessor hereunder and all obligations of Lessee hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made.

        (b) During the Term, Lessee may assign or sublease all or a portion of the Premises upon the following terms and conditions: Lessee (i) shall, at least 30 days prior to the execution of any such assignment or sublease, deliver to Lessor notice of Lessee's intention to assign or sublet, which shall include the identity of the proposed assignee or sublessee, the most recent annual and quarterly financial statements of the proposed assignee or sublessee (if not a Lessee Affiliate), a copy of such proposed assignment or sublease and such other information as Lessor may reasonably request, (ii) shall obtain the prior written consent of Lessor to the proposed assignee and assignment or sublessee and sublease, as the case may be, such consent not to be unreasonably withheld or delayed, and (iii) within 10 days after the execution of any such assignment or sublease shall so deliver a conformed copy of such assignment or sublease, substantially in the form previously consented to by Lessor (with acknowledgments), and a conformed copy of any short form lease or memorandum of lease which has been prepared for recording purposes. With regard to proposed assignments and subleases to a third party other than a Lessee Affiliate, in determining whether to reasonably consent or withhold such consent thereto, Lessor shall have the right to approve or disapprove such proposed assignment (and assignee) and sublease (and sublessee) within 21 days of receipt of notice thereof pursuant to the preceding sentence, the failure to respond to which shall be deemed consent. Promptly after receipt thereof, Lessee shall cause one-half of the excess of the fixed rent payable under any such sublease over the Fixed Rent, if any, for the same period hereunder to be paid to Lessor's account by such sublessee, subject to deduction of tenant improvements, legal fees, commissions and other costs, all reasonably incurred and at arm's length.

        (c) It shall be a condition precedent to any assignment of this Lease which is the result of a merger of Lessee into or with another corporation or entity, to the merger of another corporation or entity into Lessee, to the consolidation of Lessee with one or more other corporations or entities, and to the sale or other disposition of all or substantially all the assets of Lessee to one or more other corporations or entities that the Lessor shall be given a written certification from an executive officer of Lessee that (x) upon the consummation thereof such surviving corporation or entity or transferee of assets, as the case may be, shall assume (and shall promptly deliver to Lessor an acknowledged instrument evidencing such assumption and reasonably satisfactory to Lessor) all obligations, covenants and responsibilities of Lessee hereunder and under any instrument executed by Lessee relating to the Premises or this Lease, including, without limitation, any consent to the assignment of Lessor's interest in this Lease to any mortgagee, (y) no default under the Lease has occurred with respect to which notice has been given and the applicable cure period has expired and (z) the surviving entity of any merger or consolidation or transferee of such assets allowed above will have a net worth equal to or greater than the net worth of Lessee on the day prior to the merger, consolidation or disposition.

As used herein, "net worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (i) goodwill; (ii) tradenames; (iii) organizational expenses; and (iv) treasury stock, as each are determined in accordance with generally accepted accounting principles.

        11.   GENERAL INDEMNIFICATION; INSURANCE:

        (a) Indemnification. Lessee agrees to indemnify and hold Lessor and its agents, servants, directors, officers, partners and employees (collectively, the "Indemnified Parties"), harmless against and from any loss, damage or liability occasioned by, growing out of, or arising or resulting from Lessee's use, operation, occupancy, management, maintenance, repair of, and compliance with association and/or development agreements with respect to, the Premises, any default by Lessee hereunder, or any negligent act or omission on the part of Lessee, Lessees' agents, invitees or employees, unless caused by the gross negligence or willful misconduct of Lessor, or Lessor's agents, employees, contractors, prospective purchasers or invitees. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC System or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon any portion thereof or from other sources or places unless caused by the gross negligence or willful misconduct of Lessor, or Lessor's agents, employees, contractors, prospective purchasers or invitees. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

        (b)   Insurance.

              (i) Liability. Lessee shall obtain and maintain in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor and any mortgagee against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessor may maintain similar liability insurance, in addition to, and not in lieu of, the insurance required to be maintained by Lessee and Lessee shall not be named as an additional insured therein.

              (ii) Property. Lessee shall obtain and maintain, or cause to be obtained and maintained, in force an all-risk policy or policies ("Casualty Insurance") in the name of Lessor, with loss payable to Lessor and any mortgagee insuring loss or damage to the Premises. The amount of such Casualty Insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any mortgagee, but in no event more than the commercially reasonable and available insurable value thereof. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by law), including coverage for debris removal and the enforcement of any law requiring the upgrading, demolition, reconstruction or replacement of any portion of the Building as a result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause and waiver of subrogation. If such Casualty Insurance has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an insured loss.

              (iii) Lessee's Personal Property. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, trade fixtures, and Lessee owned alterations and utility installations. Such insurance shall be full replacement cost average with a deductible not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, trade fixtures and lessee owned alterations and utility installations. Lessee shall provide Lessor with written evidence that such insurance is in force. Lessee shall also obtain and maintain a business interruption or rental loss insurance policy, payable to Lessor as loss payee, in an amount equal to twelve months of operation of the Premises, the proceeds of which shall be applied by Lessor against the Rent payable for such period with any excess thereof paid to Lessee.

              (iv) Terms of Policies. Insurance required herein shall be issued by companies duly licensed or admitted to transact business in the State of California and maintaining during the policy term a "General Policyholders Rating" of at least IX:A or better, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a mortgagee. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If Lessee shall fail to procure and maintain the insurance required to be carried by it, Lessor may, but shall not be required to, procure and maintain the same, the cost and expense of which shall continue to be payable upon demand as Additional Rent. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, in accordance with Section 11(c) below.

              (v) Lessee will pay to Lessor, as Additional Rent, all premiums for Casualty Insurance which are due and payable or which have been paid by Lessor, promptly upon written demand therefor, but in no event later than 10 days of such demand, such demand to include a copy of the Casualty Insurance bill or evidence of Lessor's payment thereof.

        (c) Waiver of Subrogation. Lessee and Lessor each hereby waives any and all rights of recovery against the other, and against the officers, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is covered by proceeds received under any insurance policy carried by Lessor or Lessee and in force at the time of such loss or damage. Each party agrees to have their respective insurance carriers waive such insurance carriers' rights to subrogation (including, if necessary, by the payment of any reasonable increase in premium) provided, however, if the inclusion of this Section invalidates any such coverage for either party, then the foregoing waiver shall be of no further force and effect.

        12.   SUBORDINATION:

        Lessee agrees upon request of Lessor to confirm the subordinate nature of this Lease to the existing mortgage encumbering the Premises and to subordinate this Lease and its rights hereunder to the lien of any other or future mortgage, deed of trust or other voluntary hypothecation arising out of any security instrument duly executed by Lessor charged against the Premises or any portion or portions thereof and to execute at any time and from time to time within ten (10) days after a written request is made a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit E hereto in order to effectuate such subordination; provided, however, that Lessee shall not be required to effectuate any such subordination or other document hypothecating any interest in the Premises unless the mortgagee or beneficiary named in such mortgage or deed of trust shall agree in writing that so long as Lessee is not in default of any of the terms, covenants, or condition of this Lease, neither this Lease nor any of the rights of Lessee hereunder shall be terminated or modified or be subject to termination or modification by any trustee's sale, any action or proceeding in foreclosure, or any sale in lieu of the foregoing and any successor-in-interest to Lessor shall fulfill all of the obligations of "Lessor" hereunder. In the event of any sale of the Premises by Lessor, (i) Lessor shall be relieved of all liability hereunder and (ii) if requested by Lessor or such transferee, Lessee shall attorn to the new lessor in consideration for customary non-disturbance assurances by such lessor.

        13.   DAMAGE OR DESTRUCTION:

        (a) Total Destruction. In the event that the Premises (other than Lessee's personal property, fixtures and installations) are destroyed or damaged by fire, flood, earthquake, tornado or by the elements or otherwise to such an extent that the Premises cannot be repaired and restored within six (6) months of such destruction or damage, either party may terminate this Lease as of the date of said destruction or damage by giving written notice thereof to the other within thirty (30) days of said destruction or damage.

        (b) Partial Destruction. If the Premises (other than Lessee's personal property, fixtures and installations) shall be destroyed or damaged in any way by fire, flood, earthquake, tornado or by the elements or otherwise which can reasonably be repaired in six (6) months or less from the date of such damage or destruction, Lessor shall notify Lessee thereof and shall, at Lessor's own cost and expense, and in conformance with all applicable laws, ordinances, development agreements and/or restrictive covenants, promptly repair, rebuild and restore same into at least as good a condition in which they existed immediately prior to such destruction or damage and, from the date of such destruction or damage until such time as the Premises are repaired and restored as aforesaid, the Fixed Rent and other charges payable hereunder shall be equitably abated from the date of such destruction or damage in the proportion and to the extent that the Premises are unusable by Lessee for its purposes as elsewhere herein stated and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the insurance proceeds are not sufficient to effect such repair, Lessee may, at its cost, promptly contribute the shortage in proceeds as and when required to complete said repairs within ten (10) days of request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminated thirty
(30) days thereafter and Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Unreasonable delay on the part of Lessor in commencing repair and restoration following destruction or damage shall entitle Lessee to terminate this Lease on a date not less than sixty (60) days from the date of such notice but in no event shall any delay for ninety (90) days or less from the date of such damage or destruction be deemed unreasonable. In the event that Lessor shall not complete any repair or restoration within six (6) months following any destruction or damage, then Lessee shall have the right to terminate this Lease upon written notice to Lessor delivered no longer than fifteen (15) days thereafter. In case the Premises shall be substantially damaged during the last six (6) months of the terms of this Lease, then Lessor or Lessee may cancel this Lease upon written notice to the other party given within thirty (30) days after such damage provided, however, that if such damage or destruction has occurred during the Primary Term or the initial Renewal Term and Lessee has validly exercised its Renewal Option for the following Renewal Term, Lessee may preserve this Lease by providing Lessor, on or before the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, with all insurance proceeds relating to such casualty and other immediately available funds necessary to fully repair such damage or destruction. If Lessee duly exercises such option and provides Lessor with such funds, Lessor shall, at Lessor's cost and expense, payable solely from such funds, repair such damage as soon as reasonably possible with rent being equitably abated as stated above and this

Lease shall continue in full force and effect. If Lessee fails to provide such funds during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished. Lessor shall not be required to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Lessee. Any payments (including insurance proceeds) received by Lessor or Lessee from any governmental authority, development association or other party with respect to damage, loss or casualty, will be applied directly in payment of repairs of such damage, loss or casualty. Any balance remaining will be retained by Lessor to the extent not specifically identified by the applicable governmental entity or development association as compensation to Lessee. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future law to the extent inconsistent herewith.

        14.   CONDEMNATION:

        If more than twenty-five percent (25%) of the Building, or more than forty percent (40%) of the Land Parcel not occupied by the Building, is taken under the power of eminent domain or condemnation or sold under the threat of the exercise of said power (collectively "Condemnation"), Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Fixed Rent shall be reduced in proportion to the reduction of the Space caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation specifically identified by the applicable governmental entity as compensation for Lessee's relocation expenses, loss of business goodwill and/or trade fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Section. All alterations and utility installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation subject to the foregoing. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises in accordance with the terms of this Lease to the extent practical caused by such Condemnation, the cost and expense of which shall be payable by Lessor solely from Condemnation awards.

        15.   ACCESS:

        Lessor's agents, employees, contractors and prospective purchasers shall have the right to enter the Premises at reasonable hours upon advance written notice to the Lessor and approval from Lessee (except in an emergency), such approval not to be unreasonably withheld for the purpose of inspecting or repairing the same and may erect scaffolding and other necessary structures where reasonably required. Except as provided in Section 13 hereof and Section 14 hereof (with respect to the condemning authority), Lessee hereby waives any claim for damages to Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby due to Lessor's actions pursuant to this Section other than as a result of the gross negligence or willful misconduct of Lessor or Lessor's agents, employees, contractors, prospective purchasers or invitees. Lessor shall retain a key to the Premises, excluding Lessee's vaults, safes and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, without any liability to Lessee. Any entry to the Premises by Lessor shall not be construed to be a forcible or unlawful entry into the Premises, or an eviction of Lessee from the Premises.

        16.   DEFAULT BY LESSEE:

        Any of the following occurrences or acts shall constitute an Event of Default under this Lease and Lessee shall promptly notify Lessor of the occurrence thereof:

        (a) Lessee shall default (i) in the payment of any Fixed Rent and such default shall continue for five (5) days after Lessor shall have given written notice (using a nationally recognized overnight delivery courier) to Lessee specifying such default; or (ii) in the payment of any Additional Rent or other sum specifically to be paid by Lessee hereunder and such default shall not have been cured within ten (10) days after Lessor shall have given written notice (using a nationally recognized overnight delivery courier) to Lessee specifying such default; or

        (b) Lessee shall default in the observance or performance of Sections 10, 11(b) or 19 hereof; or

        (c) Lessee shall default in the observance or performance of any of Lessee's other covenants hereunder (other than the covenants described in Sections 16(a) and (b) above), under any other instrument, the Lessor Improvement Letter, the Lessee Clean Room Letter or such other agreements entered into by Lessor and Lessee is connection with the execution and delivery hereof or observance of the Rules and Regulations described in Exhibit C hereto governing the Premises and such default shall not have been cured within thirty
(30) days after Lessor shall have given to Lessee written notice specifying such default, provided, however, that if the default complained of shall be of such a nature than the same cannot be completely remedied or cured within such thirty-day period and if Lessee shall have commenced curing such default within such thirty-day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of then such default shall not constitute an Event of Default for the purposes of this period, but in any event such default shall constitute an Event of Default hereunder after ninety (90) days from the date of such default if not so cured; or

        (d) Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to Title 11 of the United Stated Code, the Bankruptcy Code of 1978, as amended (the "Bankruptcy Act"), or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall be dissolved, or shall take any corporate action in furtherance of any of the foregoing; or

        (e) if a petition or answer shall be filed proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to the Bankruptcy Act and
(i) Lessee shall consent to the
filing thereof, or (ii) such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

        (f) if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Lessee or its successor and shall not be discharged within 60 days thereafter, or if Lessee shall consent to or acquiesce in such appointment;

then, upon the happening of any one or more of such Events of Default, Lessor may, without further demand for rent due or for the observance or performance of any of said terms, conditions or agreements, terminate this Lease and/or re-enter said Premises and remove all persons and property therefrom, using such force as may be necessary in compliance with any applicable process of law, and repossess said Premises as its own either by summary proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Premises, together with the appurtenances thereto and the improvements thereon; and/or terminate this Lease at any time by giving notice in writing to Lessee, electing to terminate this Lease and specifying the date of termination, and the Term of this Lease shall expire by limitation at midnight on the date specified in such notice as fully and completely as if said date were the date herein originally fixed for the expiration of the Term hereby granted and Lessee shall thereupon quit and peacefully surrender and return the Premises to Lessor, without any payment therefor by Lessor, and upon the date following the date specified in such notice, or at any time thereafter, Lessor may re-enter and repossess the Premises as provided above and Lessor shall have such other rights and remedies as may be allowed at law or in equity. In the event the Lease is terminated, Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, unamortized brokerage commissions and Allowance (as defined in the Lessor Improvement Letter), applicable to the unexpired term of this Lease, expenses of re-letting, including necessary renovation and alteration of the Premises and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the district within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under this Section. The words "re-enter" and "repossess", as used in this Lease, are not and shall not be restricted to their technical legal meanings, but are used in the broadest sense. No such taking of possession of the Premises by Lessor shall constitute an election to terminate the Term of this Lease unless notice of such intention be given to Lessee or unless such termination be decreed by a court having jurisdiction. If an action shall be brought for the enforcement of any provision of this Lease, in which it is found that an Event of Default has occurred, Lessee shall pay to Lessor all costs and other expenses which may become payable as a result thereof, including reasonable attorneys' fees and expenses. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. Receipt by Lessor of any Fixed Rent or Additional Rent or any other sum payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to (i) have been made unless made under signature of an authorized representative of Lessor or (ii) constitute a waiver of any other breach or default hereunder.

        17.   DEFAULT BY LESSOR:

        Lessor shall make all payments and do such other things as may be required of it hereunder and if Lessor at any time during the term of this Lease shall fail to make any such payments or shall fail to perform any covenants or agreement in this Lease contained on the part of Lessor to be performed, then and in any such event or events Lessee may, after the continuance of any such failure or default for thirty (30) days after notice in writing thereof is given by Lessee to Lessor, make such payments and do such work and otherwise perform Lessor's covenants all on behalf of and at the reasonable expense of Lessor. Lessor agrees to pay to Lessee forthwith the amount of the payment so made or the reasonable cost and expense incurred. In no event shall Lessee be relieved of any of its obligations to pay Rent under this Lease as a result of Lessor's failure to perform any of its obligations hereunder.

        18.   HOLDING OVER:

        Lessee has no right to retain possession of the Premises or any portion thereof beyond the expiration or termination of this Lease. In the event Lessee remains in possession of the Premises after the expiration or termination of the Primary Term of this Lease or any renewal thereof, it shall (i) be deemed to be a tenant from month to month only; (ii) pay a monthly rental rate equal to one and one-half of the then current rate in effect during the last month of the term just expired; and (iii) be governed in all other things, except as to the duration of the term, by the provisions of this Lease. In such event either party may terminate such tenancy by giving to the other at least thirty (30) days prior written notice of its intent to terminate.

        19.   SURRENDER:

        At the expiration or termination of the term of this Lease or any extension thereof, Lessee agrees, subject to Section 7 hereof, to quit and surrender possession of the Premises to Lessor in as good condition as when delivered by Lessor, excepting as provided in Paragraphs 6(b), 13 and 14 hereof.

        20.   NOTICES:

        All notices, requests, demands or other communications with respect to this Lease, except as set forth in Section 16(a) hereof, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given when mailed by United States, certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight delivery courier to the parties at their respective addresses as first above written. Any such addresses for the giving of notice may be changed by either party by giving notice thereof in writing to the other. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

        21.   FINANCIAL INFORMATION

        Lessee will deliver to Lessor the following: (i) within 60 days after the end of each quarterly fiscal period (except the last) in each fiscal year of Lessee, a copy of a consolidated balance sheet of Lessee as at the end of such quarter, a consolidated statement of profits and losses portion of the fiscal year ending with such quarter, and a consolidated statement of cash flows of Lessee for the portion of the fiscal year ending with the current quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles and certified as complete and correct by an executive officer of Lessee; and (ii) within 120 days after the end of each fiscal year of Lessee, duplicate copies of a consolidated balance sheet of Lessee as at the end of such year, a consolidated statement of profits and losses and cash flows of Lessee for such year, and a consolidated statement of cash flows of Lessee for such year, all in reasonable detail and containing an opinion, unqualified as to limitations imposed by Lessee on the scope of the audit, of a firm of independent certified public accountants of recognized standing selected by Lessee that such financial statements fairly present the financial condition of the companies (including the results of their operations and changes in financial position being reported upon, have been prepared in accordance with generally accepted accounting principles). Except as required by applicable law or unless already in the public domain, Lessor agrees to keep such financial statements confidential and not to deliver such financial statements to its mortgagee or any other third-party unless such recipient agrees to be similarly bound.

        22.   QUIET ENJOYMENT:

        Lessor covenants and agrees that so long as Lessee shall not be in default hereunder, Lessor shall at all times during the term of this Lease and any extension and renewal hereof, not interfere with Lessee's peaceable use and quiet enjoyment of the Premises subject to the terms hereof.

        23.   RIGHT TO EXTEND:

        So long as no default or Event of Default shall have occurred and be continuing on the Renewal Option Notice Date, as defined below, or on the last day of the Primary Term or, with respect to the second Renewal Term, on the last day of the initial Renewal Term, Lessee shall have the option to extend and renew the Term of this Lease with respect to all but not less than all of the Premises for a Renewal Term (each, a "Renewal Option"). Lessee shall make such election by irrevocable written notice to Lessor on or before six (6) months prior to the expiration of the Primary Term or the initial Renewal Term, as the case may be (each, a "Renewal Option Notice Date"). Either party, upon the request of other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such renewal. Time is of the essence with respect to the giving of notice by Lessee of its election to extend the Term of this Lease for a Renewal Term. The leasing of the Premises during any Renewal Term shall be made upon the same terms and conditions as set forth herein except that the Fixed Rent shall be adjusted to 100% of a Fair Market Rental, as defined below, existing on the Renewal Option Notice Date and thereafter be subject to Section 3(b) hereof. The second Renewal Option shall be terminated without further action in the event Lessee shall not have duly exercised the first Renewal Option and extended the term of this Lease for the initial Renewal Term or in the event an Event of Default has occurred and is continuing on the last day of the Initial Renewal Term. "Fair Market Rental" means such annual rental rate as established by Lessor and Lessee within 60 days after the Renewal Option Notice Date provided, however, if Lessor and Lessee cannot reach agreement on such rate by such date, then:

        (a) Lessor and Lessee shall immediately appoint a mutually acceptable real estate appraiser or broker to establish the new Fair Market Rental within the next 30 days. Any associated costs will be split equally between Lessor and Lessee, or

        (b) Both Lessor and Lessee shall each immediately make a reasonable determination of the Fair Market Rental and submit such determination, in writing, to arbitration in accordance with the following provisions:

              (i) Within 15 days thereafter, Lessor and Lessee shall each select a real estate broker of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable arbitrator to act as a third arbitrator.

              (ii) The three arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual Fair Market Rental for the Premises is, and whether Lessor's or Lessee's submitted Fair Market Rental is the closest thereto. The decision of a majority of the arbitrators shall be binding on Lessor and Lessee. The submitted Fair Market Rental which is determined to be the closest to the actual Fair Market Rental shall thereafter be used by Lessor and Lessee.

              (iii) If either of Lessor or Lessee fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on Lessor and Lessee.

        The entire cost of such arbitration shall be paid by the party whose submitted Fair Market Rental is not selected, i.e. the one that is NOT the closest to the actual Fair Market Rental.

        24.   TAXES:

        (a) Payment of Taxes. Lessee will pay to Lessor, as Additional Rent, all real estate taxes and assessments on the Premises (the "Real Estate Taxes") applicable to the Term of this Lease which are due and payable or which have been paid by Lessor, promptly upon written demand therefor, but in no event later than 10 days following such demand or earlier than 30 days prior to the date such taxes are due and payable, such demand to include a copy of the tax bill or evidence of Lessor's payment thereof. Lessee shall also pay all taxes levied against personal property, trade fixtures, and inventory placed by Lessee in, on or about the Premises. In the event any Federal, state, or local governmental authority shall impose or assess any tax, levy, or other charges against all or any part of the rentals paid or to be paid by Lessee under the terms of this Lease, Lessee covenants and agrees to pay or reimburse Lessor for all such charges as may be imposed or assessed. If Lessee shall fail to pay any required Real Estate Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand, but in no event later than 10 days of such demand, together with interest as set forth in Section 3(d) hereof. Notwithstanding the foregoing, Lessee shall not be responsible for any additional increase in real estate taxes and assessments under "Proposition 13" or similar legislation due to a sale, transfer or other change in ownership in the Building during the Term hereof.

        (b) Assessed Value. Lessor shall notify the Lessee of the assessed value of the Premises at the inception of the Lease and any increase or proposed increase in real estate tax assessment of which Lessor has knowledge. Lessee shall have the right to contest by appropriate administrative or legal proceedings the amount and validity of any tax assessment or charge which Lessee is required to pay under the terms of this Section so long as such taxes are paid prior to their due dates and no penalties or additional assessments are incurred as a result thereof and Lessor is indemnified by Lessee for any costs, damages, penalties or claims which may be made against Lessor as a result thereof. Lessor shall, at the request and expense of Lessee, join or otherwise assist Lessee in any such proceeding. To the extent paid or payable by Lessee for the period in question, Lessee shall be entitled to any refund or reimbursement of taxes actually received as a result of such contest.

        25.   BROKERAGE:

        (a) Lessee represents and warrants that it has dealt with no broker in connection with this transaction other than Travers Realty ("Travers") and, except for the payment of the fees of Travers and its affiliates in accordance with the next paragraph, agrees to defend, indemnify and save Lessor harmless from and against any and all claims for a commission or other fees arising out of this Lease made by reason of Lessee's engagement of a broker.

        (b) Lessor represents and warrants that it has dealt with no broker in connection with this transaction other than Charles Dunn Company, Inc. ("Dunn") and agrees to defend, indemnify and save Lessee harmless from and against any and all claims for a commission or other fees arising out of this Lease by reason of Lessor's engagement of a broker. Pursuant to a separate agreement between Lessor and Dunn, Lessor shall be responsible for the payment of all fees of Dunn and its affiliates, in connection with the execution and delivery hereof from which the fees of Travers and its affiliates, are to be paid pursuant to a separate agreement between Dunn and Travers. Lessor's liability under the prior sentence shall be limited solely to its obligation to pay Dunn and shall have no obligation to pay any fees or commission to Travers.

        26.   LIMITATION OF LIABILITY:

        None of the partners of Lessor, either general or limited, officers, employees, agents or affiliates of Lessor shall be personally liable for the observance or performance of the Lessor's obligations hereunder and Lessee hereby agrees that it shall look solely to Lessor's interest in the Premises and no other assets or interests for satisfaction of any and all claims which it may have by reason of any default by Lessor hereunder.

27.      SECURITY DEPOSIT:

        Simultaneously with its execution and delivery hereof, Lessee has deposited with Lessor an amount in cash or an irrevocable standby letter of credit (to the extent permitted below) equal to $1,250,000 (the "Security Deposit"). So long as no default or Event of Default has occurred and is continuing hereunder, such Security Deposit shall be reduced to (i) $850,000 on the first anniversary of the Commencement Date, (ii) shall be further reduced to $450,000 on the second anniversary of the Commencement Date; and (iii) $80,000 on the third anniversary of the Commencement Date, such amount in this clause
(iii) to be in the form of cash only. During the term hereof, in no event shall the Security Deposit be less than $80,000. If the Security Deposit is made in the form of cash, the Security Deposit shall not be commingled with the Lessor's own funds and shall be held by Lessor in a separate interest bearing commercial bank account until the third anniversary of the Commencement Date and, thereafter, shall be held by Lessor, may be commingled with its funds and no interest shall be payable thereon to Lessee. Any interest paid or received by Lessor on the cash so held pursuant to the preceding sentence, if any, shall be paid to Lessee on or about the date such Security Deposit is reduced in accordance with this Section. Lessee, in order to satisfy the Security Deposit requirement in this Section, may either (x) deposit cash with the Lessor; or (y) if prior to the third anniversary of the Commencement Date, provide to Lessor an irrevocable standby letter of credit (i) issued by a commercial bank having a long-term unsecured debt rating of A, or better, by Standard & Poor's or A2, or better, by Moody's Investor Services, (ii) shall be in form and substance reasonably satisfactory to Lessor and, in the case of any renewals thereof, substantially in the form of the letter of credit which it renews, (iii) name the Lessor as beneficiary thereof, (iv) provide that the beneficiary thereof may present and draw upon such letter of credit for Events of Defaults under this Lease, and (v) allow for multiple draws in amounts approximating the losses, costs, damages, fees and expenses incurred on reasonably foreseeable by Landlord at the time of such draw to be incurred which Lessee hereby expressly agrees and acknowledges are approximations and not intended to be measures of Lessor's actual or liquidated damages as a result of any such Event of Default. Said Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms of this Lease. If Lessee defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of Rent, and all applicable notice and cure periods have expired, Lessor may apply any part of the Security Deposit to the payment of any sum in default, or for the payment of any amount which Lessor may spend by reason of Lessee's default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of the Security Deposit is so applied, Lessee shall, within ten (10) days of written notice of such application, deposit cash or additional letters of credit (to the extent permitted herein) with Lessor to restore the Security Deposit to such level as is then required hereunder. No part of the Security Deposit shall be considered to be held in trust or to be prepayment for any monies to be paid by Lessee under this Lease. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days following expiration of the Term and surrender of the Premises by Lessee. In the event the Premises are sold, Lessor shall transfer the Security Deposit and/or the letter of credit to the purchaser and Lessor shall be relieved of any further liability to Lessee regarding the Security Deposit from and after the date of transfer. Any transfer fees charged by the issuing bank for the transfer of its letter of credit shall be paid by Lessee and Lessor equally.

        28.   ENVIRONMENTAL MATTERS:

        (a) Lessor Indemnity. Except as disclosed in writing to Lessee, Lessor represents that, for all periods prior to the execution and delivery hereof, the Premises has been and, on the date of delivery hereof, is in compliance with all federal, state and local environmental laws applicable to the Premises (collectively, "Environmental Laws"). Lessor agrees to indemnify and hold Lessee, its shareholders, officers, employees and affiliates harmless from and against any loss, damage and liability (including, without limitation, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and consultants for Lessee)), which may be suffered or incurred by, or asserted against any such indemnified party (whether based on strict liability or otherwise) to the extent arising directly or indirectly out of any conditions existing prior to the execution and delivery hereof, whether known or unknown, within or about the Premises relating to any failure to keep the Premises in compliance with Environmental Laws during such periods, including (without limitation): (i) the presence, use, storage, transportation, disposal, release, threatened release, discharge, emission, generation or management of any hazardous substance, as defined under the Environmental Laws (collectively, "Hazardous Substances") at the Premises; (ii) the existence of or a threat of a release of a Hazardous Substance at the Premises; (iii) any matter otherwise regulated by an Environmental Law at the Premises; or (iv) any violation of this Section 28 by Lessor, provided, that no such indemnified party will be indemnified by Lessor hereunder for environmental contamination to the extent caused by the negligence or willful misconduct of any such indemnified party, their affiliates, agents, invitees, assignees or sublessees. In the event of the termination or expiration of this Lease as herein provided or Lessee's abandonment of the Premises, the obligations and liabilities of Lessor with respect to such indemnified parties, actual or contingent, under this Section 28 shall survive such expiration, termination or abandonment.

        (b) Lessee Covenants and Indemnity. Lessee covenants that at all times during the term of the Lease, the Premises and, with respect to the use, occupancy and operation of the Premises, Lessee, shall comply in all respects with Environmental Laws. Lessor agrees that Lessee shall have the right to use, store, transport, release, discharge, generate, dispose or manage Hazardous Substances in, on or about Premises in quantities necessary for Lessee to perform its intended business purposes, so long as Lessee complies with all Environmental Laws respecting the use, storage, transportation, release, discharge, generation, disposal or management of such Hazardous Materials. Promptly upon obtaining knowledge thereof, Lessee shall give to Lessor notice of the occurrence of any of the following events: (i) the failure of the Premises or Lessee to comply with any Environmental Law in any manner whatsoever; (ii) the issuance by any governmental authority to Lessee of any notice, complaint or order of violation or non-compliance of any nature with regard to the Premises or the use thereof with respect to Environmental Laws; (iii) any notice of a pending or threatened, non-routine investigation to determine whether Lessee's (or any sublessee's or assignee's) operations on the Premises are in violation of any Environmental Law; (iv) the existence or threat of a release of a Hazardous Substance at the Premises or any condition regulated by any Environmental Law which is or must be reported to a governmental agency or that could have a material adverse effect upon the

Premises; or (v) any other occurrence or discovery or any condition at the Premises related to Environmental Laws and which would constitute a material adverse effect on the Premises.

        Lessee agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, liabilities (including, without limitation, damages, judgments, penalties, claims, charges, reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and consultants for any such Indemnified Party)), which may be suffered or incurred by, or asserted against any such Indemnified Party (whether based on strict liability or otherwise) to the extent arising directly or indirectly out of: (i) the presence, use, storage, transportation, disposal, release, threatened release, discharge, emission, generation or management of any Hazardous Substances at the Premises; (ii) the existence of or a threat of a release of a Hazardous Substance at the Premises which does not comply with Environmental Laws; (iii) any matter otherwise regulated by an Environmental Law at the Premises; or (iv) any violation of this Section 28 by Lessee, provided, that no such Indemnified Party will be indemnified by Lessee hereunder for environmental contamination (x) to the extent caused by the negligence or willful misconduct of such Indemnified Party or (y) to the extent such contamination occurred or existed prior to the Commencement Date hereof. Lessee's obligation to remediate or clean-up Hazardous Substances at the Premises shall be limited to those Hazardous Substances used, held, released, stored, transported, disposed, discharged, emitted, generated or managed by Lessee. In the event of the expiration or termination of this Lease as herein provided or Lessee's abandonment of the Premises, the obligations and liabilities of Lessee with respect to such indemnified parties, actual or contingent under this Section 28 shall survive such expiration, termination or abandonment.

        29.   RECORDING:

        If this Lease, in order to be valid and binding against any and all third parties, is required to be recorded or registered, Lessor shall effect same without charge to Lessee. It is understood and agreed that if such recording or registration is desired by the parties hereto, both parties hereto agree a memorandum or short form of this Lease shall be recorded by the jurisdiction where the Premises lie.

        30.   LESSOR'S RIGHT TO CURE:

        If Lessee shall at any time default in the performance of any obligation under this Lease, Lessor shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Lessor is made in this Lease with respect to such default. In performing such obligation, Lessor may make any reasonable payment of money or perform any other act. All sums so paid by Lessor (together with interest at the rate of 4% per annum in excess of the then prime rate of interest as listed in the Wall Street Journal) and all necessary incidental costs and expenses in connection with the performance of any such act by Lessor shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately on demand. Lessor shall notify Lessee of the exercise of its rights under this Section following such exercise. Lessor may exercise the foregoing rights without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

        31.   ESTOPPEL CERTIFICATES:

        Lessee agrees from time to time promptly upon request but in no event later than ten (10) business days following request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing in the form attached hereto as Exhibit D certifying that (i) this Lease is unmodified and in full force and effect; that Lessee has no defense, offsets or counterclaims against its obligations (a) to pay the Fixed Rent, (b) Additional Rent, and (c) to perform its other covenants under this Lease except for those items enumerated in the estoppel certificate; and that there are no uncured defaults of Lessee under this Lease and, to the best of Lessee's knowledge, that there are no uncured defaults of Lessor under this Lease (or, if (x) there have been any modifications, (y) that there are any defenses, offsets, counterclaims, or (z) defaults, setting them forth in reasonable detail); and (ii) the dates to which the Fixed Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section 31 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgagee. If Lessee shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, Lessor may execute an Estoppel Certificate on Lessee's behalf as its attorney-in-fact, with which Lessee hereby empowers Lessor, coupled with an interest, stating the foregoing.

        32.   INTENTIONALLY OMITTED.

        33.   RIGHT OF FIRST OFFER:

        During the Term hereof, before Lessor may offer to sell the Premises to any third party, Lessor agrees to first offer the Premises to Lessee on a one-time basis by giving written notice (the "Lessor's Offer") of the terms and conditions on which the Lessor is willing to sell the Premises. Lessee will have twenty (20) days after the date of receipt of the Lessor's Offer (the "Offer Notice Period") within which to notify Lessor that Lessee accepts the Lessor's Offer on the terms and conditions therein contained or to otherwise reach a mutually satisfactory set of terms and conditions under which Lessee shall purchase, and the Lessor shall sell the Premises. If Lessee accepts the Lessor's Offer or reaches an acceptable agreement with Lessor during the Offer Notice Period, the closing of such sale to Lessee shall take place as set forth in the Lessor's Offer or as otherwise agreed to by Lessor and Lessee. If Lessee does not accept the Lessor's Offer in writing or otherwise come to a mutually satisfactory agreement to purchase the Premises within the Offer Notice Period, Lessor may sell the Premises to any other person at any time or price and on the terms and conditions as determined by Lessor without any further duty or obligation to Lessee. As partial consideration for such one-time right of first offer, Lessee hereby waives any claim of bad faith or unreasonableness against Lessor in the event the parties cannot mutually agree on the terms of a sale of the Premises. Upon the satisfaction of all the terms and conditions contained in the Lessor's Offer and/or any other agreements of Lessor and Lessee regarding the sale of the Premises and Lessee's acquisition of the Premises, together with the payment and satisfaction of all Lessee's obligations hereunder, this Lease shall terminate and no longer be of any force and effect. The parties hereto agree to execute any other certificates, documents or instruments and to record the same, if necessary, to evidence such termination.

        34.   MISCELLANEOUS:

        (a) Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. This instrument (together with each letter executed and delivered on the date hereof by the parties hereto) contains the entire agreement made between the parties and this Lease and such letters may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or thereto, as the case may be, or their respective successors in interest.

        (b) The headings to the section of this Lease are inserted for convenience and shall have no effect upon the construction or interpretation of any part hereof.

        (c) Time is of the essence with respect to the obligations of this Lease.

        (d) Lessee shall comply with the rules and regulations attached hereto as Exhibit C and such other reasonable rules and regulations that Lessor may establish from time to time for the general benefit of Lessor and the Premises, provided Lessee is given a copy of such rules and regulations prior to any application or enforcement thereof.

        (e) If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the by laws of said corporation, and that this Lease is binding upon and enforceable against said corporation.

        (f) This Lease shall be governed by the laws of the State of California.

        (g) This Lease, as amended, and any letter agreements entered into between Lessor and Lessee in connection with execution and delivery of this Lease contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.

        (h) Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

        (i) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

        (j)   Lessee hereby represents and warrants to Lessor that:

              (i) Lessee (a) is a duly organized and validly existing corporation in good standing under the laws of the State of California; and

              (ii) this Lease and any letter agreements entered into between Lessor and Lessee in connection with execution and delivery of this Lease have been duly authorized, executed and delivered by Lessee and, upon execution and delivery by Lessor, this Lease and such letter agreements will constitute the legal, valid and binding obligation of Lessee enforceable in accordance with their respective terms except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except to the extent that equitable remedies such as specific performance may be in the discretion of the courts.




                 [Remainder of Page Blank/Signatures to Follow]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                LESSOR:

                                CORPORATE REALTY INCOME FUND I, L.P.



                                By:
                                   ---------------------------------------------
                                   Robert F. Gossett
                                   General Partner



                                LESSEE:

                                LIGHTCROSS, INC.



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                                                   Exhibit A - 1






                  [Description of the Rentable Space/Premises]

                                                                     Exhibit A-2






                          [Description of Land Parcel]

                                                                       Exhibit B


                      Corporate Realty Income Fund I, L.P.
                          475 Fifth Avenue, 21st Floor
                            New York, New York 10017




                                                           _______________, 2001


LightCross, Inc.
2630 Corporate Place
Monterey Park, CA

Attention:   Lee C. Cheng

       Re:   Lease Rent Commencement Date Letter

Dear Mr. Cheng:

         Reference is hereby made to the Lease Agreement, dated as of November 17, 2000 (as amended and modified from time to time, the "Lease"), between Corporate Realty Income Fund I, L.P., a Delaware limited partnership, as Lessor (together with its successors and assigns, "Lessor"), and LightCross, Inc., a California corporation, as lessee (together with its successors and assigns, "Lessee"). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Lease.

         This Letter shall confirm the Rent Commencement Date of the Lease as: __________, 2001.

         The Expiration Date of the Primary Term is _________, 2011.

                                            Sincerely,

                                            CORPORATE REALTY INCOME FUND I, L.P.




                                            By:
                                               ---------------------------------
                                               Robert F. Gossett, Jr.
                                               General Partner

Accepted and Agreed to

By:  LIGHTCROSS, INC.




By:
   --------------------------------------
     Name:
     Title:

Date:                    , 2001
      -------------------

                                                                      Exhibit C


                              Rules and Regulations


1. Except as set forth in Section 8 of the Lease, no sign, picture, name, notice or other object shall be displayed or affixed on any part of the Premises which is visible from outside the Premises without the prior consent of the Lessor.

2. Lessee, at its sole cost and expense, may provide such security including, without limitation, equipment, personnel, procedures and systems, for the Premises as determined by Lessee, in Lessee's sole determination.

3. Lessee shall be solely responsible for all janitorial service to the Premises including, without limitation, the cost, expense and selection thereof.

4. Lessee shall not overload the floor of the Premises or in any way deface the Premises.

5. Lessee shall not use or keep any noxious gas or liquid or combustible fluid or material or similar substance in the Premises, except in compliance with applicable environmental laws, or permit the Premises to be used in a manner unreasonably offensive to Lessor by reason of noise, odors or vibrations.

                                      * * *

ACKNOWLEDGED:                             LESSEE:

                                          LIGHTCROSS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      Exhibit D


                         [Form of Estoppel Certificate]





                                                     --------------------,

         Re:      2630 Corporate Place
                  Monterey Park, CA
                  Lease between Corporate Realty Income Fund I, L.P. and
                    LightCross, Inc. dated as of November 17, 2000 (the "Lease")


Lessee hereby certifies as follows:

1. The Lease is unmodified and in force and effect except as enumerated below [insert if applicable].

2. Lessee has no defenses, offsets or counterclaims against its obligations (a) to pay the Fixed Rent, (b) Additional Rent, and (c) to perform its other covenants under the Lease except as enumerated below [insert if applicable]

3. To the best of Lessee's knowledge only with respect to Lessor, there are no uncured defaults of Lessor or Lessee under the Lease except as enumerated below [insert if applicable].

4. The last date to which Fixed Rent, Additional Rent and other charges due under the Lease have been paid is ____________.

All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Lease. Lessee acknowledges that this certificate may be relied upon by any actual or prospective mortgagee (or assignee thereof) or purchaser of the Premises.

IN WITNESS WHEREOF, Lessee has caused this instrument to be executed this ___ day of _____________.

                                         LESSEE:

                                         LIGHTCROSS, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit E






        [Form of Subordination, Non-Disturbance and Attornment Agreement]